EXHIBIT 5.1

            Opinion of Frascona Joiner Goodman and Greenstein, P.C.


                                    Frascona Joiner Goodman and Greenstein, P.C.
                                                           4750 Table Mesa Drive
                                                               Boulder, CO 80305
                                                               ph.: 303 494 3000
                                                               fax: 303 494 6309

April 23, 2004


Board of Directors
MediaNet Group Technologies, Inc.
1515 North Federal Highway
Boca Raton, Florida 33432

Gentlemen:

We have acted as your counsel in the preparation of this Registration Statement on Form SB-2/A (the "Registration Statement") filed by you with the Securities and Exchange Commission covering shares of Common Stock of MediaNet Group Technologies, Inc. (the "Stock").

In so acting, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based on the foregoing, we are of the opinion that:

The Stock, when issued and delivered in the manner and/or the terms described in the Registration Statement (after it is declared effective), will be duly and validly issued, fully paid and nonassessable.

We hereby consent to the reference to our firm's name as an expert in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement.

I am a member of the State Bar of Colorado. However, this opinion is expressed with respect to the laws of the State of Nevada, and, to the extent applicable to the foregoing opinion, the federal laws of the United States of America. This opinion is also limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.


                                  Sincerely yours,
                                  Frascona, Joiner, Goodman and Greenstein, P.C.



                                  By: /s/ Gary S. Joiner
                                      ------------------
                                      Gary S. Joiner